UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

WE SAVE HOMES, INC.
 (Exact name of Registrant as specified in charter)

Nevada	000-52996	26-4238285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

27651 La Paz Road, Suite A, Laguna Niguel, CA 92677 (Address of principal executive offices)(Zip Code) Registrant’s telephone number, including area code: (949) 599-1888
27651 La Paz Road, Suite A, Laguna Niguel, CA 92677 (Address of principal executive offices)(Zip Code) Registrant’s telephone number, including area code: (949) 599-1888

Global West Resources, Inc.
(former name since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2009, Kirsten Chudacoff resigned as a member of the Board of Directors of the Company.  Ms. Chudacoff’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Definitive Schedule 14C filed by Global West Resources, Inc. (the “Company”) on May 20, 2009 (File No. 000-52996), the Company amended its Articles of Incorporation with the State of Nevada (the “Amendment”).

The Amendment allowed the Company to change the Company’s name to We Save Homes, Inc.

On June 9, 2009, the Company received notice from the State of Nevada confirming the Amendment.  The Amendment was deemed effective on June 9, 2009.

As stated in the Definitive Schedule 14C filed by Global West Resources, Inc. (the “Company”) on May 20, 2009 (File No. 000-52996), the Company amended its Bylaws to state change its end of fiscal year to December  31.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         GLOBAL WEST RESOURCES, INC.
(Company)

/s/          Michael McCarthy
 ________________________________
By: Michael McCarthy
Its: President, CEO
Date: June 9, 2009